EXHIBIT 10.27

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                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT made as of July 1, 1992, by and between SAMUEL F. NINESS, JR. (the "Consultant") and CHEMICAL LEAMAN TANK LINES, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:


     WHEREAS, the Company is a liquid bulk common and contract carrier company operating throughout the United States and Canada; and

     WHEREAS, the Consultant is a former senior executive of the Company with substantial experience in the Company's affairs; and

     WHEREAS, the Company desires to maintain the availability of the Consultant's special skills and expertise in the liquid bulk carrier business and Consultant desires to provide and keep available for the Company his services on the terms and conditions hereafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Engagement.


        Upon the terms and subject to the conditions set forth herein, the Company hereby agrees to engage Consultant as a consultant, and Consultant hereby agrees to provide consulting services to the Company.

     2. Duties and Obligations.

     Consultant hereby agrees to consult with the Company on all matters relating to its operations and affairs,


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including the liquid bulk carrier business. Consultant shall, to the extent he is physically capable, perform such services at the corporate headquarters of the Company in Exton, Pennsylvania for a minimum of one (1) day per fiscal quarter, and shall otherwise be available to consult with the management of the Company at such other times, by telephone, as the Company may reasonably request.

     3. Compensation.


        (a) In consideration of Consultant's agreement to provide certain services as a consultant to the Company in accordance with this Agreement, the Company agrees to pay Consultant the sum of One Hundred Eighty Nine Thousand Dollars ($189,000), which sum shall be deemed earned upon execution of this Agreement subject only to Section 6 hereof, and payable during the term of this Agreement in equal monthly payments of Two Thousand Two Hundred Fifty Dollars ($2,250) mailed to Consultant by first class mail on the first day of each month, with the first payment due within ten (10) days of the execution hereof.

        (b) In consideration of Consultant's covenant not to compete set forth herein, the Company shall pay to Consultant the sum of One Hundred Eighty Nine Thousand Dollars ($189,000), which sum shall, subject to the terms hereof, be payable in equal monthly payments of Two Thousand Two Hundred Fifty Dollars ($2,250) mailed to Consultant by first class mail on the first

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day of each month, with the first payment due within ten (10) days of the execution hereof.

     4. Term.

        The term of Consultant's engagement under this Agreement shall commence on July 1, 1992 and shall continue through and until June 30, 1999 (the "Term"), subject to earlier termination in accordance with Section 6 hereof, and the engagement shall thereupon terminate and the Consultant's right to further payment hereunder shall terminate.

     5. Confidential Information and Covenant Not to Compete.

        5.1 Non-Compete. During the term of this Agreement and for a period of six (6) months thereafter, the Consultant shall not (i) directly or indirectly, own, manage, operate or control, or participate in the ownership, operation, management or control of, or be connected with or have any interest in as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, lender, officer or otherwise, any person, business, enterprise or entity in the United States that directly or indirectly competes with the current business or operations of the Company, which is the liquid bulk carrier business; (ii) participate in the solicitation of any part of the business conducted by the Company from any person, business, enterprise or entity which is or was a customer of Company; or (iii) knowingly employ or retain, or knowingly have any other person, business, enterprise or entity


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employ or retain, any person employed by Company during the term of such other person's employment.

        5.2 Non-Disclosure. During the term of this Agreement and for a period of two (2) years thereafter, the Consultant hereby agrees that he shall not, directly or indirectly, disclose to any person, business, enterprise or entity any information concerning the methods of operation (including, without limitation, marketing techniques and methods), sales and distribution methods, cost or pricing methods, financial information, identity of customers, customer requirements or needs, contracts, agreements, or any other proprietary information with respect to the operation of the business of the Company which is not then public knowledge. Notwithstanding the foregoing, should he be compelled to disclose any such information in any judicial, administrative or regulatory proceeding, then such disclosure, may be made (without being considered a breach of this Agreement) as to the minimum amount of such information which legal counsel retained by such party determines to be necessary in order to comply with the order of any such judicial, administrative or regulatory body; provided, that prior to any such disclosure, he shall use his reasonable good faith efforts to obtain confidential treatment of any such information which is required to be disclosed pursuant to any such order or a judicial, administrative or regulatory body.

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        5.3 Remedy. The parties hereto specifically acknowledge and agree that the remedy at law for any breach under this Section 5 will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. If the provisions of this Section 5 should ever be deemed to exceed the limitations permitted by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     6. Termination.

        Notwithstanding any provision in this Agreement to the contrary, the Company shall have the right to terminate the Consultant's engagement under, and the term of, this Agreement only upon the occurrence of any of the following events:

        (i) any material, intentional breach by the Consultant of his obligations under this Agreement which constitute gross negligence or willful misconduct; or

        (ii) the commission by Consultant of a crime which constitutes a felony or otherwise involving moral turpitude, or engage in conduct which is generally considered morally or ethically reprehensible or reasonably could have a material adverse affect on the Company's reputation.

     7. Relationship Between Parties.

        Consultant will be retained by the Company strictly for the purposes and to extent set forth in this

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Agreement and his relationship to the Company shall be that of an independent contractor and not that of an employee, a partner or joint venturer; and the Company shall have no duty or obligation to withhold or pay any taxes for or on behalf of Consultant.

     8. Notices.

        Any notice required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been sufficiently given or made for all purposes hereof if mailed, certified mail, return receipt requested, postage prepaid, hand delivered, or sent by a national overnight delivery service, addressed or delivered to such party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the other party by written notice:

                If to Consultant:

                Samuel F. Niness, Jr.
                194 Three Rivers Court
                Berwyn, Pa 19312

                If to the Company:

                Chemical Leaman Tank Lines, Inc.
                102 Pickering Way
                Exton, Pennsylvania 19341
                Attn: President

     9. Agreement.

        This Agreement may not be modified except by an instrument in writing executed by Consultant and the Company.


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     10. Section Headings.


        All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     11. Successors and Assigns.

        This Agreement shall be binding upon and shall enure to the benefit of the successors and assigns of the Company and Consultant.

     12. Assignment.

        Consultant may not assign his rights or obligations under this Agreement.

     13. Governing Law.

        This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by, construed, interpreted and enforced according to the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, Consultant and the Company have caused this Agreement to be duly executed and delivered as of the date and year first above written.


ATTEST:                             CHEMICAL LEAMAN TANK LINES, INC.


/s/ [Illegible]                      By: /s/ [Illegible]
-----------------------------          --------------------------------
(Assistant) Secretary                  President


/s/ [Illegible]                    /s/ SAMUEL F. NINESS, JR.
-----------------------------          -------------------------------- (SEAL)
WITNESS                                Samuel F. Niness, Jr.


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